UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

GANNETT CO., INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, Virginia	22107-0910
(Address of Principal Executive Offices)	(Zip Code)

(703) 854-6000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2015, Gannett Co., Inc. (the “Company”) issued a press release announcing that Clifton A. (Cam) McClelland, had been appointed its Vice President and Controller and will serve as the Company’s principal accounting officer, effective immediately. Following the previously announced separation of the Company’s Publishing business from its Broadcasting and Digital businesses, Mr. McClelland will continue to serve as Vice President and Controller of the Company, which will be renamed TEGNA Inc. The press release announcing the appointment of Mr. McClelland is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. McClelland, age 46, has served as Acting Controller of the Company since August 2014. Prior to that, Mr. McClelland served as Assistant Controller of the Company from August 2011 until August 2014 and as Director of Consolidations and Financial Reporting from December 2007 until August 2011. Before joining Gannett, Mr. McClelland served in various roles with Lafarge North America, Inc. and US Airways Group, Inc.

Mr. McClelland has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. McClelland is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. McClelland has not entered into any material plan, contract, arrangement or amendment in connection with his appointment as principal accounting officer.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit 99.1 – Press Release dated June 16, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GANNETT CO., INC.

By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

Date: June 17, 2015

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued June 16, 2015